Griffin Institutional Access Credit Fund

Item 77Q1(d) – Copies of Constituent Instruments Defining Rights of Holders

The Multiple Class Plan for Classes A, C, I and L for Griffin Institutional Access Credit Fund (the “Registrant”), effective August 11, 2017, was filed as an Exhibit d(2) to Post−Effective Amendment No. 4 to the Registrant's Registration Statement, Accession Number 0001398344-17-010205, and is hereby incorporated by reference in response to Item 77Q1(d) of the Registrant's Form N−SAR.

The Shareholder Servicing Plan for Classes A, C and L for Griffin Institutional Access Credit Fund (the “Registrant”), effective August 11, 2017, was filed as an Exhibit h(2) to Post−Effective Amendment No. 4 to the Registrant's Registration Statement, Accession Number 0001398344-17-010205, and is hereby incorporated by reference in response to Item 77Q1(d) of the Registrant's Form N−SAR.

Form of Expense Limitation Agreement for Classes A, C, I and L for Griffin Institutional Access Credit Fund (the “Registrant”), effective August 11, 2017, was filed as an Exhibit k(3) to Post−Effective Amendment No. 4 to the Registrant's Registration Statement, Accession Number 0001398344-17-010205, and is hereby incorporated by reference in response to Item 77Q1(d) of the Registrant's Form N−SAR.

Expense Limitation Agreement for Class F for Griffin Institutional Access Credit Fund (the “Registrant”), effective August 21, 2017, was filed as an Exhibit k(4) to Post−Effective Amendment No. 6 to the Registrant's Registration Statement, Accession Number 0001398344-17-010598, and is hereby incorporated by reference in response to Item 77Q1(d) of the Registrant's Form N−SAR.